CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-196723) of MiX Telematics Limited of our report dated July 30, 2014 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Inc.
Johannesburg, South Africa
July 30, 2014